SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES

           This Subcontract for Fund Administrative Services ("Subcontract") is made as of July 2, 2007 between FRANKLIN ADVISERS, INC., a California corporation, hereinafter called the "Investment Manager," and FRANKLIN TEMPLETON SERVICES, LLC (the "Administrator").

           In consideration of the mutual agreements herein made, the Administrator and the Investment Manager understand and agree as follows:

I. Prime Contract.

This Subcontract is made in order to assist the Investment Manager in fulfilling certain of the Investment Manager's obligations under each investment management and investment advisory agreement ("Agreement") between the Investment Manager and each Investment Company listed on Exhibit A, ("Investment Company") for itself or on behalf of each of its series listed on Exhibit A (each, a "Fund"). This Subcontract is subject to the terms of each Agreement, which is incorporated herein by reference.

II. Subcontractual Provisions.

      (1) The Administrator agrees, during the life of this Agreement, to provide the following services to each Fund:

           (a) providing office space, telephone, office equipment and supplies for the Fund;

           (b) providing trading desk facilities for the Fund, unless these facilities are provided by the Fund's investment adviser;

           (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

           (d) supervising preparation of periodic reports to shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual shareholders when asked to do so by the Fund's shareholder servicing agent or other agents of the Fund;

           (e) coordinating the daily pricing of the Fund's investment portfolio, including collecting quotations from pricing services engaged by the Fund; providing fund accounting services, including preparing and supervising publication of daily net asset value quotations, periodic earnings reports and other financial data; and coordinating trade settlements;

           (f) monitoring relationships with organizations serving the Fund, including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

           (g) supervising compliance by the Fund with recordkeeping requirements under the federal securities laws, including the 1940 Act and the rules and regulations thereunder, and under other applicable state and federal laws; and maintaining books and records for the Fund (other than those maintained by the custodian and transfer agent);

           (h) preparing and filing of tax reports including the Fund's income tax returns, and monitoring the Fund's compliance with subchapter M of the Internal Revenue Code, as amended, and other applicable tax laws and regulations;

           (i) monitoring the Fund's compliance with: 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund's investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by the Investment Company's Board of Trustees or Directors ("Board") or by the Fund's investment adviser and applicable to the Fund;

           (j) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities;

           (k) preparing and filing regulatory reports, including without limitation Forms N-1A and NSAR, proxy statements, information statements and U.S. and foreign ownership reports; and

           (l) providing support services incidental to carrying out these duties.

Nothing in this Agreement shall obligate the Investment Company or any Fund to pay any compensation to the officers of the Investment Company. Nothing in this Agreement shall obligate the Administrator to pay for the services of third parties, including attorneys, auditors, printers, pricing services or others, engaged directly by the Fund to perform services on behalf of the Fund.

      (2) The Investment Manager agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.15% of the first $200 million of the average daily net assets of each Fund during the month preceding each payment, reduced as follows: on such net assets in excess of $200 million up to $700 million, a monthly fee equal on an annual basis to 0.135%; on such net assets in excess of $700 million up to $1.2 billion, a monthly fee equal on an annual basis to 0.1%; and on such net assets in excess of $1.2 billion, a monthly fee equal on an annual basis to 0.075%.

From time to time, the Administrator may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Administrator shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each affected Fund's expenses, as if such waiver or limitation were fully set forth herein.

      (3) This Subcontract shall become effective on the date written above and shall continue in effect as to each Investment Company and each Fund so long as
(1) the Agreement applicable to the Investment Company or Fund is in effect and
(2) this Subcontract is not terminated. This Subcontract will terminate as to any Investment Company or Fund immediately upon the termination of the Agreement applicable to the Investment Company or Fund, and may in addition be terminated by either party at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party.

      (4) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator, or of reckless disregard of its duties and obligations hereunder, the Administrator shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Subcontract to be executed by their duly authorized officers.


FRANKLIN ADVISERS, INC.


By:   _____________________________
      Edward B. Jamieson
      President & Chief Investment Officer



FRANKLIN TEMPLETON SERVICES, LLC


By:   _____________________________
      Jimmy D. Gambill
      President




           SUBCONTRACT FOR FUND ADMINISTRATIVE SERVICES
                                     between
                             Franklin Advisers, Inc.
                                       and
                        Franklin Templeton Services, LLC

                                    EXHIBIT A

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INVESTMENT COMPANY                         SERIES---(if applicable)
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Franklin California Tax-Free Income Fund,
Inc.

Franklin California Tax-Free Trust         Franklin California Insured Tax-Free
                                            Income Fund
                                           Franklin California Tax-Exempt Money
                                            Fund
                                           Franklin California Intermediate-Term
                                            Tax-Free Income Fund

Franklin Capital Growth Fund

Franklin Custodian Funds, Inc.             Franklin Dynatech Fund
                                           Franklin Income Fund
                                           Franklin Utilities Fund
                                           Franklin U.S. Government Securities Fund

Franklin Federal Tax- Free Income Fund

Franklin Gold and Precious Metals Fund

Franklin High Income Trust                 Franklin High Income Fund

Franklin Investors Securities Trust        Franklin Convertible Securities Fund
                                           Franklin Equity Income Fund
                                           Franklin Limited Maturity U.S. Gov. Securities Fund


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INVESTMENT COMPANY                         SERIES---(if applicable)

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Franklin Municipal Securities Trust        Franklin California High Yield Municipal Fund
                                           Franklin Tennessee Municipal Bond Fund


Franklin New York Tax-Free Trust           Franklin New York Tax-Exempt Money Fund
                                           Franklin New York Insured Tax-Free Income Fund
                                           Franklin New York Intermediate-Term
                                            Tax-Free Income Fund

Franklin New York Tax-Free Income Fund

Franklin Real Estate Securities Trust      Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio

Franklin Strategic Series                  Franklin Flex Cap Growth Fund
                                           Franklin Global Communications Fund
                                           Franklin Global Health Care Fund
                                           Franklin Natural Resources Fund
                                           Franklin Small-Mid Cap Growth Fund
                                           Franklin Strategic Income Fund

Franklin Tax-Exempt Money Fund


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INVESTMENT COMPANY                         SERIES---(if applicable)

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Franklin Tax-Free Trust                    Franklin Alabama Tax-Free Income Fund
                                           Franklin Arizona Tax-Free Income Fund
                                           Franklin Colorado Tax-Free Income Fund
                                           Franklin Connecticut Tax-Free Income Fund
                                           Franklin Double Tax-Free Income Fund
                                           Franklin Federal Intermediate-Term Tax-Free
                                             Income Fund
                                           Franklin Florida Tax-Free Income Fund
                                           Franklin Georgia Tax-Free Income Fund
                                           Franklin High Yield Tax-Free Income
                                           Fund Franklin Insured Tax-Free Income
                                           Fund Franklin Kentucky Tax-Free
                                           Income Fund Franklin Louisiana
                                           Tax-Free Income Fund Franklin
                                           Maryland Tax-Free Income Fund
                                           Franklin Massachusetts Insured
                                           Tax-Free Income Fund Franklin
                                           Michigan Insured Tax-Free Income Fund
                                           Franklin Minnesota Insured Tax-Free
                                           Income Fund Franklin Missouri
                                           Tax-Free Income Fund Franklin New
                                           Jersey Tax-Free Income Fund Franklin
                                           North Carolina Tax-Free Income Fund
                                           Franklin Ohio Insured Tax-Free Income
                                           Fund Franklin Oregon Tax-Free Income
                                           Fund Franklin Pennsylvania Tax-Free
                                           Income Fund Franklin Virginia
                                           Tax-Free Income Fund

Franklin Templeton Global Trust            Franklin Templeton Hard Currency Fund

Franklin Templeton International Trust     Templeton Foreign Smaller Companies Fund

CLOSED END FUNDS:

Franklin Universal Trust
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